Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 17, 2024, with respect to the consolidated financial statements of Mynaric AG, incorporated herein by reference.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich, Germany

May 17, 2024